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                                                                    EXHIBIT 4.20

                                                                            FORM

                              [Subordinated Notes]

                              REMARKETING AGREEMENT

________ ___, ___

SunTrust Bank
25 Park Place, 24/th/ Floor
Atlanta, Georgia 30303
Attention: Corporate Trust Division

Ladies and Gentlemen:

        This Agreement is dated as of ________ ___, ___ (the "Agreement") by and among ONEOK, Inc., an Oklahoma corporation (the "Company"), and SunTrust Bank, a Georgia banking corporation, not individually but solely as Purchase Contract Agent (the "Purchase Contract Agent"), attorney-in-fact and trustee for the Holders of Purchase Contracts (as defined in the Purchase Contract Agreement referred to below).

        SECTION 1. DEFINITIONS.

        (a) Capitalized terms used and not defined in this Agreement shall have the meanings set forth in the Purchase Contract Agreement, dated as of __________ __, ___, between the Company and SunTrust Bank, as Purchase Contract Agent, as amended from time to time (the "Purchase Contract Agreement").

        (b) As used in this Agreement, the following terms have the following meanings:

        "Appointment Date" has the meaning set forth in Section 2(a).

        "Preliminary Prospectus" means any preliminary prospectus relating to the Remarketed Subordinated Notes included in the Registration Statement, including the documents incorporated by reference therein as of the date of such Preliminary Prospectus; and any reference to any amendment or supplement to such Preliminary Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus, under the Exchange Act, and incorporated by reference in such Preliminary Prospectus.

        "Prospectus" means the prospectus relating to the Remarketed Subordinated Notes, in the form in which first filed, or transmitted for filing, with the Commission after the effective date of the Registration Statement pursuant to Rule 424(b), including the documents incorporated by reference therein as of the date of such Prospectus; and any reference to any amendment or supplement to such Prospectus shall be deemed to refer to and include any documents filed after the date of such Prospectus, under the Exchange Act, and incorporated by reference in such Prospectus.

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        "Registration Statement" means a registration statement under the
Securities Act prepared by the Company covering, inter alia, the Remarketing of the Remarketed Subordinated Notes pursuant to Section 5(a) hereunder, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in such registration statement, and any post-effective amendments thereto.

        "Remarketed Subordinated Notes" means the Pledged Subordinated Notes and the Separate Subordinated Notes, if any, subject to Remarketing as identified to the Remarketing Agent by the Purchase Contract Agent and the Custodial Agent, respectively, after 11:00 a.m., New York City time, on the Business Day immediately preceding the applicable Remarketing Date, and shall include: (a)
(i) in the case of the Initial Remarketing, the Pledged Subordinated Notes and
(ii) in the case of the Final Remarketing, the Subordinated Notes of the Holders of Corporate Units who have not notified the Purchase Contract Agent prior to 5:00 p.m. on the fifth Business Day immediately preceding the Purchase Contract Settlement Date of their intention to effect a Cash Settlement of the related Purchase Contracts pursuant to the terms of the Purchase Contract Agreement or who have so notified the Purchase Contract Agent but failed to make the required cash payment on the fourth Business Day immediately preceding the Purchase Contract Settlement Date pursuant to the terms of the Purchase Contract Agreement, and (b) the Separate Subordinated Notes of the Holders of Separate Subordinated Notes, if any, who have elected to have their Separate Subordinated Notes be remarketed in such Remarketing pursuant to the terms of the Purchase Contract Agreement.

        "Remarketing" means the remarketing of the Remarketed Subordinated Notes pursuant to this Remarketing Agreement.

        "Remarketing Agent" means any of ____________, ____________ or _________
appointed as the Remarketing Agent by the Company pursuant to Section 2(a) hereof.

        "Remarketing Agent Candidates" has the meaning set forth in the preamble.

        "Remarketing Date" means either the Initial Remarketing Date (as defined herein) or the Final Remarketing Date (as defined herein), as context requires.

        "Remarketing Fee" has the meaning set forth in Section 4(a).

        "Remarketing Materials" means the Preliminary Prospectus, the Prospectus or any other information furnished by the Company to the Remarketing Agent for distribution to investors in connection with the Remarketing.

        "Subordinated Notes" means the ____% Subordinated Notes due ________ ___, ___ of the Company.

        "Transaction Documents" means this Agreement, the Purchase Contract Agreement, the Pledge Agreement and the Indenture, in each case as amended or supplemented from time to time.

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        SECTION 2. APPOINTMENT AND OBLIGATIONS OF THE REMARKETING AGENT.

        (a) On or before the 20th Business Day prior to the Initial Remarketing Date (the "Appointment Date"), the Company shall send written notice appointing any of UBS, BAS or JPMorgan as the exclusive Remarketing Agent, for the purpose of (i) remarketing the Remarketed Subordinated Notes on behalf of the Holders thereof, (ii) determining, in consultation with the Company, in the manner provided for herein and in the Purchase Contract Agreement and the Indenture, the Reset Rate for the Subordinated Notes, and (iii) performing such other duties as are assigned to the Remarketing Agent in the Transaction Documents; provided that if the Company fails to appoint a Remarketing Agent pursuant to this Section 2(a) by the Appointment Date, the Company shall be deemed to have appointed UBS as the Remarketing Agent. Each of UBS, BAS and JPMorgan hereby agree that if the Company chooses to appoint it as the Remarketing Agent, it shall, subject to the terms and conditions set forth herein, accept such appointment by the Company as the exclusive Remarketing Agent.

        (b) Unless a Special Event Redemption has occurred prior to such date, on the third Business Day immediately preceding ________ ___, ___ (the "Initial Remarketing Date"), the Remarketing Agent shall use its reasonable efforts to remarket ("Initial Remarketing") the Remarketed Subordinated Notes, at a price (the "Remarketing Price"), based on the Reset Rate, equal to approximately ______% of the sum of the Treasury Portfolio Purchase Price and the Separate Subordinated Notes Purchase Price.

        (c) In the case of a Failed Initial Remarketing and unless a Special Event Redemption has occurred prior to such date, on the third Business Day immediately preceding the ________ ___, ___ (the "Final Remarketing Date"), the Remarketing Agent shall use its reasonable efforts to remarket (the "Final Remarketing") the Remarketed Subordinated Notes at a price (the "Final Remarketing Price"), based on the Reset Rate, equal to approximately ______% of the aggregate principal amount of the Remarketed Subordinated Notes being remarketed in such Final Remarketing. It is understood and agreed that the Remarketing on any Remarketing Date will be considered successful and no further attempts will be made if the resulting proceeds are at least ______% of the sum of the Treasury Portfolio Purchase Price and the Separate Subordinated Notes Purchase Price, in the case of an Initial Remarketing _______% of the aggregate principal amount of the Remarketed Subordinated Notes in the case of the Final Remarketing.

        (d) In connection with each Remarketing, the Remarketing Agent shall determine, in consultation with the Company, the rate per annum, rounded to the nearest one-thousandth (0.001) of one percent per annum, that the Subordinated Notes should bear (the "Reset Rate") in order for the Remarketed Subordinated Notes to have an aggregate market value equal to the Remarketing Price or the Final Remarketing Price, as the case may be, and that in the sole reasonable discretion of the Remarketing Agent will enable it to remarket all of the Remarketed Subordinated Notes at the Remarketing Price or Final Remarketing Price, as the case may be, in such Remarketing, provided that such rate shall not (i) be less than the Coupon Rate set forth in the Indenture or (ii) exceed the maximum interest rate permitted by law.

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        (e)     In the event of a Failed Remarketing, or if no Subordinated
Notes are included in Corporate Units and none of the Holders of the Separate Subordinated Notes elect to have Subordinated Notes remarketed in such Remarketing, the applicable interest rate on the Subordinated Notes will not be reset and will continue to be the Coupon Rate set forth in the Indenture.

        (f) If, by 4:00 p.m., New York City time, on the applicable Remarketing Date, the Remarketing Agent is unable to remarket all of the Remarketed Subordinated Notes at the Remarketing Price or the Final Remarketing Price, as the case may be, pursuant to the terms and conditions hereof, a Failed Remarketing shall be deemed to have occurred, and the Remarketing Agent shall advise by telephone the Depositary, the Purchase Contract Agent and the Company, and return the Remarketed Subordinated Notes to the Collateral Agent or the Custodial Agent, as the case may be. Whether or not there has been a Failed Remarketing will be determined in the sole reasonable discretion of the Remarketing Agent.

        (g) In the event of a Successful Remarketing, by approximately 4:30 p.m., New York City time, on the applicable Remarketing Date, the Remarketing Agent shall advise, by telephone:

                (i) the Depositary, the Purchase Contract Agent and the Company of the Reset Rate determined by the Remarketing Agent in such Remarketing and the number of Remarketed Subordinated Notes sold in such Remarketing;

                (ii) each purchaser (or the Depositary Participant thereof) of Remarketed Subordinated Notes of the Reset Rate and the number of Remarketed Subordinated Notes such purchaser is to purchase; and

                (iii) each such purchaser to give instructions to its Depositary Participant to pay the purchase price on the third business day immediately following the date of such Successful Remarketing in same day funds against delivery of the Remarketed Subordinated Notes purchased through the facilities of the Depositary.

        The Remarketing Agent shall also, if required by the Securities Act or the rules and regulations promulgated thereunder, deliver to each purchaser a Prospectus in connection with the Remarketing.

        (h) After deducting any fees specified in Section 4 below, the proceeds from a Successful Remarketing (i) with respect to the Subordinated Notes that are components of the Corporate Units, shall be paid to the Collateral Agent in accordance with Sections 4.07 and 6.03 of the Pledge Agreement, as the case may be, and Section 5.02 of the Purchase Contract Agreement and (ii) with respect to the Separate Subordinated Notes, shall be paid to the Custodial Agent for payment to the Holders of such Separate Subordinated Notes in accordance with Section 5.02 of the Purchase Contract Agreement and Section 6.03 of the Pledge Agreement.

        (i) The right of each holder of Separate Subordinated Notes or Corporate Units to have Remarketed Subordinated Notes remarketed and sold on any Remarketing Date shall be subject to the conditions that (i) the Remarketing Agent conducts an Initial Remarketing and, in

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the event of a Failed Initial Remarketing, a Final Remarketing, each pursuant to the terms of this Agreement, (ii) a Special Event Redemption has not occurred prior to such Remarketing Date, (iii) the Remarketing Agent is able to find a purchaser or purchasers for Remarketed Subordinated Notes at the Remarketing Price or the Final Remarketing Price, as the case may be, based on the Reset Rate, and (iv) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent as and when required.

        (j) It is understood and agreed that the Remarketing Agent shall not have any obligation whatsoever to purchase any Remarketed Subordinated Notes, whether in the Remarketing or otherwise, and shall in no way be obligated to provide funds to make payment upon tender of Remarketed Subordinated Notes for Remarketing or to otherwise expend or risk its own funds or incur or to be exposed to financial liability in the performance of its duties under this Agreement, and without limitation of the foregoing, the Remarketing Agent shall not be deemed an underwriter of the Remarketed Subordinated Notes. Neither the Company nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of the Remarketed Subordinated Notes for Remarketing.

        SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

        The Company represents and warrants (i) on and as of the date any Remarketing Materials are first distributed in connection with the Remarketing (the "Commencement Date"), (ii) on and as of the applicable Remarketing Date and
(iii) on and as of the settlement date relating to such Remarketing Date, that:

        (a) Solely for purposes of determining the conditions precedent with regard to the Remarketing Agent's obligations under Section 6 hereof, each of the representations and warranties of the Company set forth in Section 3 (except for paragraphs (a) and (k) of such section) of the Underwriting Agreement, dated as of ________ ___, ___ (the "Underwriting Agreement"), among the Company and the Underwriters identified in the related Price Determination Agreement, dated as of ________ ___, ___, among the Company, _________, __________ and
______________, is true and correct as if made on each of the dates specified above; provided that for purposes of this Section 3(a), (A) any reference in such sections of the Underwriting Agreement to (i) the "Registration Statement", the "Prospectus" or the "Preliminary Prospectus" shall be deemed to refer to such terms as defined herein and (ii) the "Time of Delivery" shall be deemed to refer to the applicable Remarketing Date and (B) the term "Significant Subsidiary" as used in Section 2(e) of the Underwriting Agreement shall be deemed to include any subsidiaries of the Company that are, on each of the dates specified above, "significant subsidiaries" of the Company within the meaning of Regulation S-X.

        (b) The Registration Statement, if any, in the form heretofore delivered or to be delivered to the Remarketing Agent, has been declared effective by the Commission in such form; and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.

        (c) The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents

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contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to the Remarketing Agent furnished in writing to the Company by the Remarketing Agent or its counsel expressly for use in the Prospectus.

        (d) The Registration Statement, if any, conforms (and the Prospectus, if any, and any further amendments or supplements to the Registration Statement or the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform) in all material respects to the requirements of the Securities Act and the rules and regulations promulgated thereunder, and the Registration Statement and the Remarketing Materials (and any amendment or supplement thereto) as of their respective effective or filing dates and as of the Commencement Date, applicable Remarketing Date and Purchase Contract Settlement Date do not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation and warranty is made as to any statement of eligibility on Form T-1 filed or incorporated by reference as part of the Registration Statement, the Prospectus or the Remarketing Materials, or as to information relating to the Remarketing Agent contained in or omitted from the Registration Statement, the Prospectus or the Remarketing Materials in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agent.

        (e) This Agreement has been duly authorized, executed and delivered by the Company.

        SECTION 4. FEES.

        (a) In the event of a Successful Remarketing of the Remarketed Subordinated Notes prior to the Final Remarketing Date, the Remarketing Agent may retain as a remarketing fee (the "Initial Remarketing Fee") an amount equal to ____ basis points (____%) of the sum of the Treasury Portfolio Purchase Price and the Separate Subordinated Note Purchase Price.

        (b) In the event of a Successful Final Remarketing, the Remarketing Agent may retain as the Remarketing Fee, an amount equal to ____ basis points (____%) of the principal amount of the Remarketed Subordinated Notes.

        SECTION 5. COVENANTS OF THE COMPANY.

        The Company covenants and agrees as follows:

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        (a)     If and to the extent the Remarketed Subordinated Notes are required (in the view of counsel, which need not be in the form of a written opinion, for either the Remarketing Agent or the Company) to be registered under the Securities Act as in effect at the time of the Remarketing,

                (i) to prepare the Registration Statement and the Prospectus, in a form approved by the Remarketing Agent, to file any such Prospectus pursuant to the Securities Act within the period required by the Securities Act and the rules and regulations thereunder and to use commercially reasonable efforts to cause the Registration Statement to be declared effective by the Commission prior to the second Business Day immediately preceding the applicable Remarketing Date;

                (ii) to file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Company or the Remarketing Agent, be required by the Securities Act or requested by the Commission;

                (iii) to advise the Remarketing Agent, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Remarketing Agent with copies thereof;

                (iv) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a Prospectus is required in connection with the offering or sale of the Remarketed Subordinated Notes;

                (v) to advise the Remarketing Agent, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus, of the suspension of the qualification of any of the Remarketed Subordinated Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information, and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

                (vi) to furnish promptly to the Remarketing Agent such copies of the following documents as the Remarketing Agent shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits); (B) the Preliminary Prospectus and any amended or supplemented Preliminary Prospectus, (C) the Prospectus and any amended or supplemented Prospectus; and (D) any document incorporated by reference in the Prospectus (excluding exhibits thereto); and, if at any time when delivery of a prospectus is required in connection with the Remarketing, any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue

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        statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Remarketing Agent and, upon its request, to file such document and to prepare and furnish without charge to the Remarketing Agent and to any dealer in securities as many copies as the Remarketing Agent may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;

                (vii) prior to filing with the Commission (A) any amendment to the Registration Statement or supplement to the Prospectus or (B) any Prospectus pursuant to Rule 424 under the Securities Act, to furnish a copy thereof to the Remarketing Agent and counsel to the Remarketing Agent; and not to file any such amendment or supplement that shall be reasonably disapproved by the Remarketing Agent promptly after reasonable notice;

                (viii) as soon as practicable, but in any event not later than eighteen months, after the effective date of the Registration Statement, to make "generally available to its security holders" an "earnings statement" of the Company and its subsidiaries complying with (which need not be audited) Section 11 (a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158). The terms "generally available to its security holders" and "earnings statement" shall have the meanings set forth in Rule 158; and

                (ix) to take such action as the Remarketing Agent may reasonably request in order to qualify the Remarketed Subordinated Notes for offer and sale under the securities or "blue sky" laws of such jurisdictions as the Remarketing Agent may reasonably request; provided that in no event shall the Company be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

        (b) To furnish the Remarketing Agent with such information and documents as the Remarketing Agent may reasonably request in connection with the transactions contemplated hereby, and to make reasonably available to the Remarketing Agent and any accountant, attorney or other advisor retained by the Remarketing Agent such information that parties would customarily require in connection with a due diligence investigation conducted in accordance with applicable securities laws and to cause the Company's officers, directors, employees and accountants to participate in all such discussions and to supply all such information reasonably requested by any such Person in connection with such investigation.

        (c) To pay: (i) the costs incident to the preparation and printing of the Registration Statement, if any, any Prospectus and any other Remarketing Materials and any amendments or supplements thereto; (ii) the costs of distributing the Registration Statement, if any, any Prospectus and any other Remarketing Materials and any amendments or supplements thereto; (iii) any fees and expenses of qualifying the Remarketed Subordinated Notes under the securities

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laws of the several jurisdictions as provided in Section 5(a)(9) and of preparing, printing and distributing a Blue Sky Memorandum, if any (including any related fees and expenses of counsel to the Remarketing Agent); (iv) all other costs and expenses incident to the performance of the obligations of the Company hereunder and the Remarketing Agent hereunder; and (v) the reasonable fees and expenses of counsel to the Remarketing Agent in connection with their duties hereunder.

        SECTION 6. CONDITIONS TO THE REMARKETING AGENT'S OBLIGATIONS.

        The obligations of the Remarketing Agent hereunder shall be subject to the following conditions:

        (a) The representations and warranties of the Company contained herein shall be true and correct in all material respects on and as of the applicable Remarketing Date and the settlement date for the applicable Remarketing Date, and the Company, the Purchase Contract Agent and the Collateral Agent shall have performed in all material respects all covenants and agreements contained herein or in the Purchase Contract Agreement or Pledge Agreement to be performed on their part at or prior to such Remarketing Date.

        (b) (i) Trading generally shall not have been suspended or materially limited on the New York Stock Exchange or the Nasdaq National Market,
(ii) trading of any securities of the Company shall not have been materially suspended or limited on the New York Stock Exchange or any other exchange or over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall not have occurred, (iv) a general moratorium on commercial banking activities shall not have been declared by either Federal or New York State authorities, or (v) there shall not have occurred a material adverse change in the financial markets, any outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or other calamity or crisis, if the effect of any such event specified in this clause (v) in the judgment of the Remarketing Agent makes it impracticable or inadvisable to proceed with the Remarketing or the delivery of the Remarketed Subordinated Notes on the terms and in the manner contemplated in the Transaction Documents.

        (c) The Prospectus, if any, shall have been timely filed with the Commission; no stop order suspending the effectiveness of the Registration Statement, if any, or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

        (d) The Company shall have furnished to the Remarketing Agent a certificate, dated the applicable Remarketing Date, of the Chief Financial Officer satisfactory to the Remarketing Agent stating that: (i) no order suspending the effectiveness of the Registration Statement, if any, or prohibiting the sale of the Remarketed Subordinated Notes is in effect, and no proceedings for such purpose are pending before or, to the knowledge of such officers, threatened by the Commission; (ii) the representations and warranties of the Company in Section 3 are true and correct on and as of the applicable Remarketing Date and the Company has performed in all material respects all covenants and agreements contained herein to be performed on its part at or

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prior to such Remarketing Date; and (iii) the Registration Statement, as of its
effective date, and the Remarketing Materials, as of their respective dates, did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the' statements therein not misleading and the Prospectus did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (e) On the applicable Remarketing Date, the Remarketing Agent shall have received a letter addressed to the Remarketing Agent and dated such date, in form and substance satisfactory to the Remarketing Agent, of the independent accountants of the Company, containing statements and information of the type ordinarily included in accountants' "comfort letters" with respect to certain financial information contained in the Remarketing Materials, if any.

        (f) Outside counsels for the Company reasonably acceptable to the Remarketing Agent shall have furnished to the Remarketing Agent its (or their) opinion(s), addressed to the Remarketing Agent and dated the applicable Remarketing Date, in form and substance reasonably satisfactory to the Remarketing Agent addressing such matters as are set forth in such counsels' opinion furnished pursuant to Section 5(e) of the Underwriting Agreement, adapted as necessary to relate to the securities being remarketed hereunder and to the Remarketing Materials, if any, or to any changed circumstances or events occurring subsequent to the date of this Agreement, such adaptations being reasonably acceptable to counsel to the Remarketing Agent.

        (g) Counsel for the Remarketing Agent, shall have furnished to the Remarketing Agent its opinion, addressed to the Remarketing Agent and dated the applicable Remarketing Date, in form and substance satisfactory to the Remarketing Agent.

        (h) Subsequent to the execution and delivery of this Agreement and prior to the applicable Remarketing Date, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate an improvement, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

        (i) The Subordinated Notes shall not have been called for redemption following the occurrence of a Special Event. If any condition specified in this
Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Remarketing Agent by notice to the Company at any time on or prior to the applicable Remarketing Date, which termination shall be without liability on the part of any party to any other party, except that Sections, 5, 7 and 9 shall at all times be effective and shall survive such termination.

        SECTION 7. INDEMNIFICATION.

        (a) The Company will indemnify and hold harmless the Remarketing Agent, its partners, directors and officers, each person, if any, who controls the Remarketing Agent within

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the meaning of Section 15 of the Securities Act and each affiliate of the
Remarketing Agent within the meaning of Rule 405 under the Securities Act as follows:

                (i) against any and all loss, liability, claim and damage (including, without limitation, any legal or other expenses reasonably incurred in investigating or defending any such liability or claim) whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A or Rule 434 under the Act (the "Rule 430A/434 Information"), if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

                (iii) against any and all expense whatsoever, as incurred (including the fees and disbursement of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such true statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
        (ii) above;

provided, however, that the indemnity set forth above shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agent expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A/434 Information, if applicable, or any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that the foregoing indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of the Remarketing Agent from whom the person asserting any such losses, claims, damages, or liabilities purchased Securities, or any person controlling the Remarketing Agent, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Remarketing Agent to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Remarketed Subordinated Notes to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 5(a)(vi) hereof.

        (b) The Remarketing Agent will indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A/434 Information, if applicable, or any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agent expressly for use in the Registration Statement (or any amendment thereto) or such Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto).

        (c) Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel related to such proceeding shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim.

        (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent only if (i) such settlement is entered into more that 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and
(iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

        SECTION 8. CONTRIBUTION.

        (a) If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party, in lieu of such indemnification, shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Remarketing Agent on the other from the offering of the Remarketed Subordinated Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportions as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Remarketing Agent on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any relevant equitable considerations.

        The relative benefits received by the Company on one hand and the Remarketing Agent on the other Band in connection with the Remarketing shall be deemed to be in the same proportions as the aggregate principal amount of the Remarketed Subordinated Notes less the fee paid to the Remarketing Agent on the one hand and the fee paid to the Remarketing Agent on the other hand bear to the aggregate principal amount of the Remarketed Subordinated Notes.

        The relative fault of the Company on the one hand and the Remarketing Agent on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Remarketing Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company and the Remarketing Agent agree that it would not be just and equitable if contribution pursuant to this Section 8(a) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(a). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8(a) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

        Notwithstanding the provisions of this subsection (a), the Remarketing Agent shall not be required to contribute any amount in excess of the amount by which the fees received by it under

Section 4 exceeds the amount of any damages which the Remarketing Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

        No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        (b) For purposes of this Section 8, each person, if any, who controls the Remarketing Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Remarketing Agent; each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

        (c) The indemnity and contribution provisions contained in Section 7 and this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Remarketing Agent or any person controlling the Remarketing Agent, or the Company, its officers or director or any controlling person of the Company, and the completion of the Remarketing.

        SECTION 9. RESIGNATION AND REMOVAL OF THE REMARKETING AGENT.

        The Remarketing Agent Candidates may resign and be discharged from their duties and obligations hereunder, and the Company may remove any of the Remarketing Agent Candidates by giving 30 days' prior written notice, in the case of a resignation, to the Company and the Depositary and, in the case of a removal, to the removed Remarketing Agent Candidate and the Depositary; provided, however, that if only one Remarketing Agent Candidate remains:

        (a) such Remarketing Agent Candidate may not resign without reasonable cause; and

        (b) no such resignation nor any such removal shall become effective until the Company shall have appointed at least one nationally recognized broker-dealer as successor Remarketing Agent and such successor Remarketing Agent shall have entered into a remarketing agreement with the Company, in which it shall have agreed to conduct the Remarketing in accordance with the Transaction Documents in all material respects.

        In any such case, the Company will use commercially reasonable efforts to appoint a successor Remarketing Agent and enter into such a remarketing agreement with such person as soon as reasonably practicable. The provisions of
Section 7 and Section 8 shall survive the resignation or removal of any Remarketing Agent pursuant to this Agreement.

        SECTION 10. DEALING IN SECURITIES.

        The Remarketing Agent, when acting as a Remarketing Agent or in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold and deal in any of the Remarketed Subordinated Notes, Corporate Units, Treasury Units or any of the securities of the

Company (together, the "Securities"). The Remarketing Agent may exercise any vote or join in any action which any beneficial owner of such Securities may be entitled to exercise or take pursuant to the Indenture with like effect as if it did not act in any capacity hereunder. The Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder.

        SECTION 11. REMARKETING AGENT'S PERFORMANCE; DUTY OF CARE.

        The duties and obligations of the Remarketing Agent shall be determined solely by the express provisions of this Agreement and the Transaction Documents. No implied covenants or obligations of or against the Remarketing Agent shall be read into this Agreement or any of the Transaction Documents. In the absence of bad faith on the part of the Remarketing Agent, the Remarketing Agent may conclusively rely upon any document furnished to it, as to the truth of the statements expressed in any of such documents. The Remarketing Agent shall be protected in acting upon any document or communication reasonably believed by it to have been signed, presented or made by the proper party or parties except as otherwise set forth herein. The Remarketing Agent, acting under this Agreement, shall incur no liability to the Company or to any holder of Remarketed Subordinated Notes in its individual capacity or as Remarketing Agent for any action or failure to act, on its part in connection with a Remarketing or otherwise, except if such liability is judicially determined to have resulted from its failure to comply with the material terms of this Agreement or bad faith, gross negligence or willful misconduct on its part. The provisions of this Section 11 shall survive the termination of this Agreement and shall survive the resignation or removal of any Remarketing Agent pursuant to this Agreement.

        SECTION 12. TERMINATION.

        This Agreement shall automatically terminate (i) as to the Remarketing Agent on the effective date of the resignation or removal of the Remarketing Agent pursuant to Section 9 and (ii) on the earlier of (x) any Special Event Redemption Date and (y) the Purchase Contract Settlement Date. If this Agreement is terminated pursuant to any of the other provisions hereof, except as otherwise provided herein, the Company shall not be under any liability to the Remarketing, Agent and the Remarketing Agent shall not be under any liability to the Company, except that if this Agreement is terminated by the Remarketing Agent because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Remarketing Agent for all of its out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by it. Sections 7, 8 and 11 hereof shall survive the termination of this Agreement or the resignation or removal of the Remarketing Agent.

        SECTION 13. NOTICES.

        All statements, requests, notices and agreements hereunder shall be in writing, and:

        (a)     ____________________________________________________;

        (b)     ____________________________________________________;

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

        (c)     ____________________________________________________;

        (d) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to ONEOK, Inc., 100 West Fifth Street, Tulsa, Oklahoma 74103, Attention: Chief Financial Officer (Telecopy: (918) 588-7971); and

        (e) if to the Purchase Contract Agent, shall be delivered or sent by mail, telex or facsimile transmission to SunTrust Bank, 25 Park Place, 24th Floor, Atlanta, Georgia 30303 Attention: Corporate Trust Division (Telecopy:
(404) 588-7335).

        Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

        SECTION 14. PERSONS ENTITLED TO BENEFIT OF AGREEMENT.

        This Agreement shall inure to the benefit of and be binding upon each party hereto and its respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that
(x) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the Remarketing Agent and the person or persons, if any, who control the Remarketing Agent within the meaning of Section 15 of the Securities Act and (y) the indemnity agreement of the Remarketing Agent contained in Section 7(b) of this Agreement shall be deemed to be for the benefit of the Company's directors and officers who sign the Registration Statement, if any, and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing contained in this Agreement is intended or shall be construed to give any person, other than the persons referred to herein, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

        SECTION 15. SURVIVAL.

        The respective indemnities, representations, warranties and agreements of the Company and the Remarketing Agent contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive any Remarketing and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

        SECTION 16. GOVERNING LAW.

        Agreement shall be governed by, and construed in accordance with, the laws of New York, without regard to conflicts of laws principles.

        SECTION 17. JUDICIAL PROCEEDINGS.

        (a) Each party hereto expressly accepts and irrevocably submits to the non-exclusive jurisdiction of the United States Federal or New York State court sitting in the Borough of Manhattan, The City of New York, New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Remarketed Subordinated Notes. To the fullest extent it may effectively do so under applicable law, each party hereto irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

        (b) Each party hereto agrees, to the fullest extent that it may effectively do so under applicable law, that a judgment in any suit, action or proceeding of the nature referred to in Section 17(a) brought in any such court shall be conclusive and binding upon such party, subject to rights of appeal and may be enforced in the courts of the United States of America or the State of New York (or any other court the jurisdiction to which the Company is or may be subject) by a suit upon such judgment.

        SECTION 18. COUNTERPARTS.

        This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

        SECTION 19. HEADINGS.

        The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

        SECTION 20. SEVERABILITY.

        If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provisions of any constitution, statute, rule or public policy or for any other reason, then, to the extent permitted by law, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstance or jurisdiction, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatsoever.

        SECTION 21. AMENDMENTS.

        This Agreement may be amended by an instrument in writing signed by the parties hereto. Each of the Company and the Purchase Contract Agent agrees that it will not enter cause or permit any amendment or modification of the Transaction Documents or any other instruments or agreements relating to the Subordinated Notes or the Corporate Units that would in any way adversely affect the rights, duties and obligations of the Remarketing Agent, without the prior written consent of the Remarketing Agent.

        SECTION 22. SUCCESSORS AND ASSIGNS.

        The rights and obligations of the Company hereunder may not be assigned or delegated to any other Person without the prior written consent of the Remarketing Agent. The rights and obligations of the Remarketing Agent hereunder may not be assigned or delegated to any other

Person (other than an affiliate of the Remarketing Agent) without the prior written consent of the Company.

                       [SIGNATURES ON THE FOLLOWING PAGE]

        If the foregoing correctly sets forth the agreement by and between the Company, _____________, _______________, _____________ and the Purchase Contract
Agent, please indicate your acceptance in the space provided for that purpose below.

                                      Very Truly Yours,

                                      ONEOK, Inc.

                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

CONFIRMED AND ACCEPTED:

                                      By:
------------------------                 ---------------------------------------
                                         Name:
                                         Title:

By:
   -----------------------------
   Name:
   Title:

------------------------

By:
   -----------------------------
   Name:
   Title:

-----------------------

By:
   -----------------------------
   Name:
   Title:

SUNTRUST BANK, not individually, but
solely as Purchase Contract Agent,
attorney in fact and trustee for the
Holders of the Purchase Contracts

By:
   -----------------------------
   Name:
   Title: